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EXHIBIT 10.10

CASCADE MICROTECH, INC.

SENIOR UNSECURED NOTE DUE DECEMBER 29, 2006

No. 1	December 29, 2003
$7,000,000	PPN 14732# AA 0

        FOR VALUE RECEIVED, the undersigned, CASCADE MICROTECH, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Oregon, hereby promises to pay to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, or registered assigns, the principal sum of SEVEN MILLION AND NO/100 DOLLARS on December 29, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate per annum equal to (i) 6% to and including December 31, 2004, (ii) 8% from January 1, 2005 to and including December 31, 2005, and (iii) 10% from January 1, 2006 to and including final payment of the full principal hereof, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), commencing with the March 31 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to 2% per annum above the applicable rate of interest stated in clause (a).

        Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the principal office of Teachers Insurance and Annuity Association of America in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Stock Sale and Note Purchase Agreement referred to below.

        This Note is one of a series of Senior Unsecured Notes (herein called the "Notes") issued pursuant to the Stock Sale and Note Purchase Agreement, dated as of December 29, 2003 (as from time to time amended, the "Stock Sale and Note Purchase Agreement"), between the Company and Teachers Insurance and Annuity Association of America and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 21 of the Stock Sale and Note Purchase Agreement.

        This Note is a registered Note and, as provided in the Stock Sale and Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

        The Company will make required prepayments of principal on the dates and in the amounts specified in the Stock Sale and Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Stock Sale and Note Purchase Agreement, but not otherwise.

        If an Event of Default, as defined in the Stock Sale and Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Stock Sale and Note Purchase Agreement.

        This Note shall be construed and enforced in accordance with, and the rights hereunder shall be governed by, the laws the State of New York excluding choice-of-law provisions of the law of such State that would require the application of the laws of a jurisdiction other than such State.

CASCADE MICROTECH, INC.
By:	/s/ ERIC W. STRID
Name:	Eric W. Strid
Title:	CEO

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CASCADE MICROTECH, INC. SENIOR UNSECURED NOTE DUE DECEMBER 29, 2006